                                                                    EXHIBIT 10.2


                          DEEPTECH INTERNATIONAL INC.

                      NOTE PURCHASE AND EXCHANGE AGREEMENT



                                                                January 17, 1997


BT SECURITIES CORPORATION
  One Bankers Trust Plaza
  130 Liberty Street
  New York, New York  10006


Ladies and Gentlemen:

          DeepTech International Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

          1. The Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $15,350,000 aggregate principal amount of its 11% Senior Subordinated Notes due 2000 (the "Notes"). The Notes will have the terms set forth on Exhibit A hereto and will otherwise be in form and substance reasonably satisfactory to the Initial Purchaser.

          The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

          The Initial Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of a Registration Rights Agreement containing the terms set forth on Exhibit A hereto and other customary terms for private placements made pursuant to Rule 144A under the Act (the "Registration Rights Agreement"), pursuant to which the Company will agree, among other things, to file, under certain circumstances, a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Act the Notes or exchange notes with substantially identical terms to the Notes which will be issued in exchange for the Notes (the "Exchange Notes"). The Exchange Notes will be issued pursuant to an indenture (the "Indenture") which will contain terms and covenants substantially similar to those set forth in Article Four (except Sections 4.10 and 4.18 thereof), Article Five and Article Six (appropriately modified to reflect the priority of the Notes and the lack of security therefor) in the indenture governing the Company's 12% Senior Secured Notes due 2000. The Registration Rights Agreement, the form of the Exchange Notes and the Indenture will be in form and substance reasonably satisfactory to the Initial Purchaser and, along with the form of the Notes, will be prepared by Cahill Gordon & Reindel, counsel for the Initial Purchaser.

            The purchase and sale of the Notes are being made in connection with the concurrent purchase by the Initial Purchaser from the respective holders of (i) a $1,650,000 Promissory Note dated November 8, 1994 issued by FPS II, Inc., as Maker, in favor of Wilrig AS, as Payee, which is now held by Transocean AS (the "$1.65 Million Promissory Note"), (ii) a $9,350,000 Promissory Note dated November 8, 1994 issued by the Company, as Maker, in favor of Wilrig AS, as Payee, which is now owned by Transocean AS (the "$9.35 Million Promissory Note", and together with the $1.65 Million Promissory Note, the "Wilrig Notes"), (iii) 1,100,000 warrants issued by the Company to Wilrig AS pursuant to the Warrant Agreement dated as of November 8, 1994 between the Company and Wilrig AS (the "Warrants") and (iv) two $3,000,000 Promissory Notes, each dated January 15, 1997 issued by the Company, as Maker, in favor of Mr. Thomas P. Tatham (the "Tatham Notes").

            2. Purchase of the Notes, the Wilrig Notes, the Warrants and the Tatham Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, (i) the Initial Purchaser agrees to sell to the Company, and the Company agrees to purchase from the Initial Purchaser, the $1.65 Million Promissory Note and the Warrants for an aggregate purchase price in cash of $1,650,000 plus an amount equal to accrued interest on the $1.65 Million Promissory Note to the Closing Date and (ii) in order to refinance the indebtedness evidenced by the $9.35 Million Promissory Note and the Tatham Notes, the Company agrees to issue and sell to the Initial Purchaser the Notes and, in exchange therefor, the Initial Purchaser agrees to surrender to the Company the $9.35 Million Promissory Note and the Tatham Notes. The Initial Purchaser agrees that it will not seek to enforce or collect any prepayment penalty due under the Tatham Notes. One or more certificates in definitive form for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such





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denomination or denominations and registered in such name or names as the
Initial Purchaser requests, shall be delivered by or on behalf of the Company to the Initial Purchaser. Such delivery and payment shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on January 23, 1997, or such earlier time and place agreed upon by the Initial Purchaser and the Company, such time and date of delivery and payment being herein referred to as the "Closing Date."

            3. Representations and Warranties. The Company represents and warrants to and agrees with the Initial Purchaser that:

            (a) Neither the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 or Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (collectively, the "Disclosure Documents") filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") at the time they were filed with the Commission, as of the date hereof and at all times subsequent hereto up to the Closing Date contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents, when they were filed with the Commission under the Exchange Act, complied in all material respects with the requirements of the Exchange Act. The Company acknowledges that the Disclosure Documents will be used by the Initial Purchaser in connection with resales of the Notes to subsequent purchasers thereof and consents to such use.

            (b) Each of the Company and the subsidiaries of the Company (the "Subsidiaries") is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").






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


            (c) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes, the Registration Rights Agreement and the Indenture. The Notes and the Exchange Notes have each been duly and validly authorized by the Company and, when issued, sold and delivered by the Company and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Registration Rights Agreement, as the case may be, will constitute valid and legally binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law) and the discretion of the court before which any proceeding therefor may be brought.

            (d) The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law) and the discretion of the court before which any proceeding therefor may be brought.

            (e) The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnification or contribution thereunder may be




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


limited by federal and state securities laws and public policy considerations.

            (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

            (g) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor, to the best knowledge of the Company, has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (h) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event which




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


with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 7 hereof and except for any required filings with the National Association of Securities Dealers, Inc., the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA") in connection with the Registration Rights Agreement) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (i) The consolidated financial statements of the Company and the Subsidiaries included in the Disclosure Documents present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Price Waterhouse LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

            (j) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions contemplated herein.




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            (k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (l) Since the date of the most recent financial statements appearing in the Disclosure Documents, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole,
(ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there has not been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

            (m) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of





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the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (n) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Disclosure Documents as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Disclosure Documents as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as disclosed in the Disclosure Documents and to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (o) There is no significant strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against any of them.

            (p) No claims have been filed against the Company or any of the Subsidiaries alleging violation of any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (q) None of the Company or the Subsidiaries will be an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (r) No holder of debt securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement.

            (s) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of
Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Notes under the Act.

            (t) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            4. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

            (a) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (b) For the period of two years following the Closing Date, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the trustee for the Indenture or to the holders of the Notes or Exchange Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the





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


Commission or any national securities exchange on which any class of securities of the Company may be listed.

            (c) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Disclosure Documents.

            (d) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

            (e) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.


            5. Fees and Expenses. The Company agrees to pay to the Initial Purchaser the following non-refundable fees:

            (a) an underwriting fee of 2.0% of the aggregate principal amount of the Notes, payable on the Closing Date; and

            (b) reasonable legal fees and expenses (not to exceed $125,000) of Cahill Gordon & Reindel, counsel to the Initial Purchaser, incurred by the Initial Purchaser in connection with the transactions contemplated hereby, whether or not the transactions are consummated.

            6.    Conditions of the Initial Purchaser's
Obligations. The obligation of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, in form and




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substance satisfactory to counsel for the Initial Purchaser, to the effect that:

            (i) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company, based solely on good standing certificates, is qualified to do business as a foreign corporation in the jurisdictions listed on a schedule to such opinion.

           (ii) The Company has the corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes and the Exchange Notes; the Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law) and the discretion of the court before which any proceeding therefor may be brought.

          (iii) The Notes have each been duly authorized, executed and delivered by the Company and when paid for by the Initial Purchaser in accordance with the terms of this Agreement will constitute the valid and legally binding obligations of the Company and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law) and the discretion of the court before which any proceeding therefor may be brought.

           (iv) The Exchange Notes have been duly authorized by the Company, and when they are duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming




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


      the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law) and the discretion of the court before which any proceeding therefor may be brought.

            (v) The Company has the corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Initial Purchaser) constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnification or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

           (vi) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized, executed and delivered by the Company.

          (vii) The execution, delivery and performance of this Agreement, the Notes, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including the transfer of ownership to the Initial Purchaser of the Wilrig Notes, the Warrants and the Tatham Notes and the redemption of the Wilrig Notes and the Tatham Notes on the Closing Date) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 7 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (viii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained and except for the filing of a registration statement under the Act and qualification of the Indenture under the TIA in connection with the Registration Rights Agreement.

           (ix) None of the Company or the Subsidiaries is, or immediately after the sale of the Notes to be sold hereunder will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

            (x) Prior to the issuance of the Exchange Notes, the offer, issuance, sale and delivery of the Notes in the manner contemplated herein do not require registration under the Act or qualification of the Indenture under the TIA.

            (b) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the date of the most recent financial statements in the Disclosure Documents, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (c) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

            (d) The Initial Purchaser shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

            (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

           (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Disclosure Documents, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

            (e) On or prior to the Closing Date, the Initial Purchaser shall have purchased the Wilrig Notes, the Warrants and the Tatham Notes, and received physical delivery thereof; provided, that this condition shall be deemed waived in the event that such transactions are not consummated solely by reason of a default by BTSC of its obligations under its agreements with Transocean AS and Mr. Tatham relating thereto.

            (f) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement (together with the form of Indenture and Exchange Note attached thereto as an Exhibit) executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (g) On the Closing Date and concurrently with the issuance of the Notes, the Company shall have purchased the Wilrig Notes, the Warrants and the Tatham Notes in accordance with Section 2 hereof.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser.

            7. Offering of Notes; Restrictions on Transfer. The Initial Purchaser hereby represent and warrants that it has entered into an agreement with Transocean AS to purchase the Wilrig Notes and the Warrants and has furnished a true, correct and complete copy of such agreement to the Company. The Initial Purchaser hereby covenants and agrees that it will fully perform its obligations under such agreement and that it will not amend, modify, supplement, or terminate, or consent to or permit any such amendment, modification, supplement or termination of, such agreement, without the prior written consent of the Company. The Initial Purchaser hereby represents and warrants that it is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes. The Initial Purchaser agrees with the Company that
(i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has solicited, and will solicit, offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors and (B) in the case of offers outside the United States in a transaction meeting the requirements of Rule 904 under the Act, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)).

            The Initial Purchaser understands that the Company and, for purposes of the opinion to be delivered to the Initial Purchaser pursuant to
Section 6 hereof, counsel to the Company will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates and their respective directors, officers, partners, agents, employees, representatives and control persons (collectively, the "Indemnified Persons") from and against any losses, claims, damages or liabilities to which such Indemnified Person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Disclosure Document or the omission or alleged omission to state in any Disclosure Document a material fact required to be stated therein or necessary to make the statements therein not misleading, or any of the transactions contemplated hereby and will reimburse, as incurred, the Indemnified Person for any legal or other expenses incurred by Indemnified Person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, that this indemnity shall not be available for any loss, claim, damages, liability or action to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the intentional misconduct or gross negligence of the Initial Purchaser. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 8 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

            (b) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such Indemnified Person is entitled to indemnification under this Section 8, such Indemnified Person will, if a claim in respect thereof is to be made against the Company under this Section 8, notify the Company of the commencement thereof in writing; but the omission to so notify the Company (i) will not relieve it from any liability under paragraph (a) above unless and to the extent such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraphs (a) above. In case any such action is brought against any Indemnified Person, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided, however, that if (i) the use of counsel chosen by the Company to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the Indemnified Person and the Company and the Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to the Company, or (iii) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after receipt by the Company of notice of the institution of such action, then, in each such case, the Company shall not have the right to direct the defense of such action on behalf of such Indemnified Person and such Indemnified Person shall have the right to select separate counsel to defend such action on behalf of such Indemnified Person. After notice from the Company to such Indemnified Person of its election so to assume the defense thereof and approval by such Indemnified Person of counsel appointed to defend such action, the Company will not be liable to such Indemnified Person under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Person in connection with the defense thereof, unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the Company shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Indemnified Person), as the case may be, who are parties to such action or actions) or (ii) the Company has authorized in writing the employment of counsel for the Indemnified Person at the expense of the Company.

            (c) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities (or actions in respect thereof), the Company, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand from the transactions contemplated hereby and the Indemnified Person on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company on the one hand and the Indemnified Person on the other in connection with the statements or omissions or alleged statements or omissions or other actions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Notes bear to the total commissions received hereunder by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total commissions received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph
(d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser.

            9. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 8 and 13 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            10. Termination. (a) This Agreement may be terminated by the Initial Purchaser upon written notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date and since the date of the most recent financial statement in the Disclosure Documents there shall have been any event or development that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

            (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party.

            11. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to (i) BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company at 600 Travis Street, Suite 7500, Houston, Texas 77002, Attention: Donald V. Weir; with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas 77002, Attention: Rick L. Burdick.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

            12. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

            13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

            14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                           Very truly yours,

                                           DEEPTECH INTERNATIONAL INC.


                                           By:
                                              ----------------------
                                            Name:
                                            Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first
above written.

BT SECURITIES CORPORATION



By:
   ----------------------
   Name:
   Title:

                                                                       EXHIBIT A


                           SUMMARY TERMS OF THE NOTES

The Issuer:                         DeepTech International Inc.

Issue: $15,350,000 aggregate principal amount of 11% senior subordinated notes due 2000 (the "Notes").

Maturity:                           May 31, 2000

Interest Rate:                      11% per annum payable in cash quarterly in
                                    arrears calculated on a 30-day month,
                                    360-day year.

Ranking: The Notes will rank senior to all Subordinated Indebtedness of the Company, subordinated to the existing 12% Senior Secured Notes due 2000 (the "Senior Notes") and pari passu to all other unsecured Indebtedness.

Security:                           None.

Mandatory Redemption:               No sinking fund requirements.

Optional Redemption:                The Notes will not be redeemable before
                                    June 15, 1999, and thereafter may be
                                    redeemed at 101% of the principal amount thereof, plus accrued interest.

Change of Control and
  Asset Sale Proceeds
  Offers: In the event of a Change of Control, the Company shall be obligated to make an offer to purchase all outstanding Notes at a repurchase price of 101% of the principal amount thereof plus accrued interest to the date of repurchase. In addition, if the Company is required to make a repurchase offer with respect to the Senior Notes, it will be obligated to make an offer to purchase the Notes at a repurchase price of 100% of the principal amount thereof plus accrued interest to the date of repurchase, to the extent permitted by the Indenture governing the Senior Notes.

Exchange Offer; Registration
Rights The Company will agree, pursuant to a registration rights agreement (the "Registration Rights Agreement") between the Company and the Initial Purchaser, (i) to file a registration statement with respect to an offer to exchange the Notes (the "Exchange Offer") for exchange notes of the Company with substantially identical terms to the Notes (the "Exchange Notes") within 30 days after receipt of demand (which demand shall not be made prior to the 30-day period following the date of the Note Purchase and Exchange Agreement) from holders of at least 75% of the principal amount of the Notes and (ii) to use its best efforts to cause such registration statement to become effective under the Securities Act within 90 days after such issue date. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated, the Company will use its best efforts to cause to become effective a shelf registration statement with respect to the resale of the Exchange Notes and to keep such shelf registration statement effective until the earlier of three years after the date of original issue of the Exchange Notes and such time as all of the Exchange Notes have been sold thereunder. If the Company is in default under the Registration Rights Agreement, then the Company shall promptly notify the holders of the Notes of such noncompliance and shall commence an offer to repurchase all outstanding Notes at a price equal to 100% of the principal amount thereof plus accrued interest to the repurchase date. Such offer shall remain open for not less than 45 days after receipt thereof by the holders. All expenses of registration shall be for the Company's account, except for underwriting discounts and commissions, if any.

Covenants:                          Mirror the existing 12% Senior Notes due
                                    2000 (as applicable).

Warrants:                           The Warrants (1,100,000 warrants issued to
                                    Wilrig) will be surrendered to the Company at closing.

Transaction Documentation:          Issuance of the Exchange Notes will be made
                                    pursuant to a Note Purchase Agreement with the form of Exchange Note, Registration
                                    Rights Agreement and Indenture for New
                                    Exchange Notes attached as exhibits.